SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2011

RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA  92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed by Resource Holdings, Inc. (the “Company”) in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the Securities and Exchange Commission on May 16,  2011, on April 4, 2011, the Company, through its majority-owned subsidiary, Mineral Parceiros EM Mineracao LTDA (“MPM”), entered into a Loan Agreement ( the “Loan Agreement”) with Reginaldo Luiz De Almeida Ferreira-ME (the “Mine Operator”).

Pursuant to the Loan Agreement, MPM committed to lend to the Mine Operator approximately $8,631,000, of which $353,000 of the proceeds was to be used by the Mine Operator for the construction of a new ore processing plant, $778,000 was to be used for working capital and the remaining $7,500,000 was for the Mine Operator’s benefit.  On May 13, 2011, MPM and the Mine Operator amended the Loan Agreement to provide that the date of the first disbursement under the Loan Agreement would be extended from May 4, 2011 to June 15, 2011.  On June 23, 2011, MPM and the Mine Operator entered into Amendment No. 2 to Loan Agreement, pursuant to which the first disbursement date under the Loan Agreement was further extended to July 15, 2011 and MPM agreed to pay $300,000 to the Mine Operator as a late fee on such date.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 9, 2010,  between March 2010 and September 2010, the Company issued 10% promissory notes due November 30, 2010 (the “Notes”) with an aggregate principal amount of $662,500 to various accredited investors in private placement transactions and on December 5, 2010, within the five-day grace period provided under the terms of the Notes, the Company received amendments from each of the holders of the outstanding Notes, pursuant to which the maturity date of the Notes was extended from November 30, 2010 to June 30, 2011.  Since September 2010, the Company has issued additional Notes in an aggregate principal amount of $337,500 to accredited investors in private placement transactions.

During June 2011, the Company received amendments from each of the holders of the outstanding Notes (the “Note Amendments”), pursuant to which the Notes were amended to further extend the maturity date of the Notes to provide for (A) repayment of 50% of the outstanding principal of each Note on the earlier of (i) the date on which the Company consummates one or more offerings of debt or equity securities with aggregate net proceeds to the Company of at least Ten Million Dollars ($10,000,000), or (ii) August 31, 2011 (the earlier of (i) or (ii), the “Initial Principal Payment Date”) and (B) repayment of the remaining principal balance of each Note plus accrued interest thereon on the six month anniversary of the Initial Principal Payment Date.

The foregoing descriptions of Amendment No. 2 to Loan Agreement and the Note Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of Amendment No. 2 to Loan Agreement and the Form of Amendment No.2 to Promissory Note of the Company, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Loan Agreement, dated as of June 23, 2011, between Resource Holdings, Inc. and Reginaldo Luiz De Almeida Ferreira-ME (English Translation).

10.2	Form of Amendment No. 2 to Promissory Note of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Holdings, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  June 30, 2011